Consent of Issuer's Counsel



 THOMAS F. PIERSON, P.C.
 1140 Highway 287, Suite 400-274
 Broomfield, Colorado 80020
 Telephone: 303-404-9904;
 Facsimile: 240-266-5659

March 28, 2003

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


Very truly yours,

LAW FIRM OF THOMAS F. PIERSON, P.C.

/s/Thomas F. Pierson
_____________________________
Thomas F. Pierson, Esq.